Exhibit 10.1

500 SEVENTH AVENUE NEW YORK, NY 10018-4502
PHONE: 212-575-6339 FAX: 212-382-3442
richard.assaf@sterlingbancorp.com www.sterlingbancorp.com
Richard Assaf Vice President
June 27, 2008

Mr. Alvin Murstein

Medallion Financial, Inc.

437 Madison Ave. 38th Floor

New York, NY 10022

Re: $20,000,000 Revolving Credit Note and Loan

and Security Agreement dated August 14, 2006.

Dear Mr. Murstein:

Reference is made to the Loan and Security Agreement (“Agreement”) dated August 14, 2006 by and between Medallion Financial Corp. (“Borrower”) and Sterling National Bank (“Lender”) and the underlying Revolving Credit Note (“Promissory Note”), which the Borrower executed in the original principal amount of twenty million dollars ($20,000,000.00), which expires on June 30, 2008. As you know, the Lender’s obligation to make advances under the Agreement expires, and all amounts due and owing under the Promissory Note and the Agreement are payable in full, on June 30, 2008 (the “Revolving Credit Termination Date”). Lender is willing to extend the Revolving Credit Termination Date to August 31, 2008 (the “Extended Revolving Credit Termination Date”), subject to the following terms and conditions:

1.	All other terms and conditions of the Agreement and the Promissory Note remain in full force and effect.

2.	The Extended Revolving Credit Termination Date shall be effective upon receipt by the Lender of a copy of this letter signed by the Borrower no later than June 30, 2008.

In order to induce Lender to grant this extension Borrower hereby represents that: (a) there is no default or event of default under the Agreement, the Note or any other loan document, (b) the principal amount currently outstanding under the Note and the Agreement is $0, and the Borrower has no claims, defenses or offsets against the payment thereof, and (c) the Borrower ratifies and reaffirms the Note, the Agreement and the other loan documents in their entirety.

If the foregoing is satisfactory, please have a copy of this letter signed by the Borrower and return the executed copy to me by overnight delivery service.

Yours truly,
Sterling National Bank

/s/ Richard F. Assaf
Richard F. Assaf
First Vice President

AGREED AND ACCEPTED THIS 30 DAY OF JUNE 2008

Medallion Financial Corp.

By:	/s/ Alvin Murstein
Name:	ALVIN MURSTEIN
Title:	CEO